UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 1, 2007

CYTOGEN CORPORATION
________________________________________
(Exact Name of Registrant as Specified in Charter)

Delaware	000-14879	22-2322400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 College Road East, CN 5308, Suite 3100, Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 750-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A is being filed to correct the calculation of bonus amounts as stated in the Company's Form 8-K filed on January 4, 2007.

In connection with its annual performance review process, the Compensation Committee and the Board of Directors of Cytogen Corporation (the “Company”) approved, as of January 1, 2007, the annual incentive (i.e. cash bonus) awards for the period January 1, 2006 to December 31, 2006 and the annual salaries for 2007 for executive officers of the Company.

The annual incentive awards, as shown in the table below, were based on the Compensation Committee’s assessment of the Company’s and each executive’s performance measured against previously set financial and strategic objectives.

The following table sets forth the cash bonus amounts for 2006 performance and the annual base salaries for 2007 for the executive officers (Michael D. Becker, Kevin J. Bratton, William F. Goeckeler, and William J. Thomas) who will be included as the Named Executive Officers in the Company’s 2007 proxy statement.

Name	Title	2006 Bonus	2007 Salary

Michael D. Becker	President and Chief Executive Officer	$180,000	$383,720
Kevin J. Bratton	Senior Vice President, Finance, and Chief Financial Officer	$ 20,000	$225,000
William F. Goeckeler	Senior Vice President, Operations	$ 91,664	$277,156
William J. Thomas	Senior Vice President and General Counsel	$ 66,338	$253,386

The named executive officers do not currently have any employment agreements with the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOGEN CORPORATION

By:	/s/ William J. Thomas
William J. Thomas,
Senior Vice President and General Counsel

Dated:	January 19, 2007

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